SECOND ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       SMART CHOICE AUTOMOTIVE GROUP, INC.


         Pursuant to the provisions of Sections 607.1006 and 607.0602 of the Florida Business Corporation Act, the corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:

                                    ARTICLE V

         Article V of the Articles of Incorporation of the Corporation is hereby amended by inserting the following words at the end of such article:

Series A Redeemable Convertible Preferred Stock

Four hundred (400) shares of the authorized and unissued shares of $.01 par value Preferred Stock of the Corporation are hereby designated "Series A Redeemable Convertible Preferred Stock" (the "Series A Preferred Shares") with the following powers, preferences and rights, and the qualifications, limitations and restrictions thereon:

                  (1) Dividends. The Series A Preferred Shares shall not bear any dividends.

                  (2) Holder's Conversion of Series A Preferred Shares. A holder of Series A Preferred Shares shall have the right, at such holder's option, to convert the Series A Preferred Shares into shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), on the following terms and conditions:

                           (a) Conversion Right. At any time or times on or after the Issuance Date (as defined below), any holder of Series A Preferred Shares shall be entitled to convert any whole number of Series A Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Series A Preferred Shares in excess of that number of Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall


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         include the number of shares of Common Stock  issuable upon  conversion
         of  the  Series  A  Preferred   Shares   with   respect  to  which  the
         determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series A Preferred Shares beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitations by written notice to the Corporation upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

                    The Corporation shall have the right to elect to pay the Additional Amount (as defined below) in cash, in lieu of conversion to Common Stock in accordance with this Section 2. If the Corporation elects to pay the Additional Amount in cash, such cash shall be paid simultaneously with the delivery to the holder of the certificates representing the Common Stock issuable upon conversion in accordance with Section 2(f) below. At the written request of any holder of the Series A Preferred Shares, the Corporation shall advise such holder in writing, within three business days of such request, whether conversion of the Additional Amount will be paid in Common Stock or in cash, and such election shall be binding on the Corporation for 30 days following the date of the Corporation's response. Failure of the Corporation to respond to the holder within three business days shall be deemed to be an election to convert the Additional Amount into Common Stock for any conversions pursuant to Conversion Notices (as defined in Section 2(f) below) submitted within 30 days plus three business days of the Holder's request.

                           (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series A Preferred Shares shall be determined according to the following formula (the "Conversion Rate"):

                                            Conversion Amount
                                            Conversion Price

         For purposes of this Article V, the following terms shall have the following meanings:

                                    (i)     "Conversion Price" means, as of any
Conversion Date (as defined below) or other date of determination, the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

                                    (ii) "Fixed  Conversion Price" means 135% of
the Market Price on the date of issuance of the applicable Series A Preferred Shares, subject to adjustment as provided herein.


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                                    (iii) "Floating  Conversion Price" means, as
of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Market Price as of such date.

                                    (iv) "Conversion  Percentage" means (A) 100%
for the period
beginning on the Issuance Date and ending on and including the date which is 90 days after the Issuance Date and (B) 90% for the period beginning on and including the date which is 91 days after the Issuance Date and ending on and including the date which is five years after the Issuance Date, subject in each case to adjustment as provided herein.

                                    (v)     "Market Price" means, with respect
to any security for any date, the lowest Closing Bid Price (as defined below) for such security during the seven consecutive trading days immediately preceding such date.

                                    (vi)  "Closing  Bid  Price"  means,  for any
security as of any date,
the last closing bid price for such security on The Nasdaq SmallCap Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if The Nasdaq SmallCap Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the holders of Series A Preferred Shares. If the Corporation and the holders of Series A Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock, split or other similar transaction during such period).

                                    (vii)  "Conversion  Amount" means the sum of
(A) the Additional Amount, provided that the Corporation has not elected to pay the Additional Amount in cash as described in Section 2(a) above, and (B) 10,000.

                                    (viii) "Additional  Amount" means the result
of the following
formula:  (.07)(N/365)(10,000).

                                    (ix) "N" means the number of days from,  but
excluding, the
Issuance Date through and including the Conversion Date for the Series A Preferred Shares for which conversion is being elected.



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



                                    (x)     "Issuance Date" means, with respect
to each Series A Preferred Share, the date of the original issuance of the applicable Series A Preferred Share.

                           (c)      Effect of Failure to Obtain and Maintain
Effectiveness of Registration Statement. If the registration statement (the "Registration Statement") covering the resale of the shares of Common Stock issuable upon conversion or exercise of the Series A Preferred Shares and the Warrants (as defined in the Securities Purchase Agreement between the
Corporation and the initial holders of the Series A Preferred Shares (the "Securities Purchase Agreement")), respectively, and required to be filed by the Corporation pursuant to the Registration Rights Agreement between the Corporation and the Buyers referred to therein (the "Registration Rights
Agreement") is not (i) filed within 60 days of the first Issuance Date of any Series A Preferred Shares (the "Scheduled Filing Date"), (ii) declared effective by the United States Securities and Exchange Commission (the "SEC") on or before 90 days after the first Issuance Date for any Series A Preferred Shares (the "Scheduled Effective Date"), or (iii) if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

                      (A) Conversion Percentage. The Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the sum of (x) 2 and (y) the product of (I) .06 and
         (II) the sum of (i) the number of days after the Scheduled Filing Date that the relevant Registration Statement is filed with the SEC, (ii) the number of days after the Scheduled Effective Date and prior to the date that the relevant Registration Statement is declared effective by the SEC and (iii) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective (such number of days in clauses (i), (ii) and (iii) above being collectively referred to herein as the "Registration Statement Default Days"); and

                      (B) Fixed Conversion Price. The Fixed Conversion Price in effect at such time shall be reduced by an amount equal to the sum of (x) the product of .02 and the Fixed Conversion Price in effect as of the Issuance Date and (y) product of (I) the Fixed Conversion Price in effect as of the Issuance Date and (II) .0006 multiplied by
         (III) the number of Registration Statement Default Days.

Notwithstanding the foregoing, in no event shall the Conversion Percentage be reduced pursuant to Section 2(c)(A) above and Section 3(g) by a number of percentage points which in the aggregate exceeds 15 nor shall the Fixed Conversion Price be reduced pursuant to Section 2(c)(B) above by an amount which in the aggregate exceeds the product of .15 and the Fixed Conversion Price in effect as of the Issuance Date. The Registration Statement Default Days shall not include, with respect to a specific holder of Preferred Shares, (a) the number of days


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



during which a holder of the Preferred Shares has agreed not to sell shares of Common Stock pursuant to a "lock-up" agreement with the underwriters of a public offering of the Common Stock as provided in Section 4(l) of the Securities
Purchase Agreement and (b) the number of days during which the registration statement was not filed or declared effective or, after being declared effective, did not remain effective if such delay(s) are due solely to the failure of such holder to comply with its obligations under Sections 4(a), (b) and (c) of the Registration Rights Agreement.

                      (d) Adjustment to Conversion Price -- Dilution and Other Events. In order to prevent dilution of the rights granted under this
Article V, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                                    (i)     Adjustment of Fixed Conversion
          Price upon Issuance of Convertible Securities. If, during the period beginning on the Issuance Date and ending on and including the date which is 180 days after the date that the Registration
          Statement is declared effective by the SEC, the Corporation in any manner issues or sells Convertible Securities (as defined below) that are convertible into Common Stock at a price which has as a component which is a fixed price (the "Fixed Price Component") and such Fixed Price Component is less than the Fixed Conversion Price then in effect (the "Applicable Price"), the Corporation shall provide written notice thereof via facsimile and overnight courier to each holder of the Series A Preferred Shares ("Fixed Price Component Notice") on the date of issuance of such
          Convertible Securities. Within three (3) business days of the issuance of such Convertible Securities, the Corporation shall prepare and deliver to each holder of the Series A Preferred Shares via facsimile and overnight courier a copy of an amendment to this Article V (the "Fixed Price Component Amendment") that substitutes the Fixed Price Component for the Fixed Conversion Price (together with such modifications to this Article V as may be required to give full effect to the substitution of the Fixed Price Component for the Fixed Conversion Price). The Corporation shall file such Fixed Price Component Amendment with the Secretary of State of the State of Florida within three (3) business days after delivery of the Fixed Price Component Amendment to the holders of the Series A Preferred Shares; provided that in the event that the Corporation receives a notice prior to the filing of the Fixed Price Component Amendment from any holder that such holder objects to the form of the Fixed Price Component Amendment, the Corporation shall not file such Fixed Price Component Amendment until such time as the Fixed Price Component Amendment has been revised to the reasonable satisfaction of the holders of Series A Preferred Shares representing at least two-thirds (2/3) of the Series A Preferred Shares then outstanding. Except as provided in the preceding proviso, a holder's failure to object to the form of the Fixed Price Component Amendment shall serve as the consent required to amend this Article V pursuant to Section 14 below. For purposes of determining the adjusted Fixed Conversion Price under this
          Section 2(d)(i), the following shall be applicable:

                       (A) Issuance of Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan or upon conversion of the Series A Preferred


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



         Shares) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then for purposes of this Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then for the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                     (C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case


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         may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                 (D) Certain Definitions. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation's securities may be issued to any employee, officer, director, consultant or other service provider.

                 (E) Effect on Fixed Conversion Price of Certain Events.
         For purposes of determining the adjusted Fixed Conversion Price under this Section 2(d)(i), the following shall be applicable:

                    (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Corporation. If the Board of Directors is unable to determine the fair value of any consideration as required by the immediately preceding sentence within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Corporation. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

                         (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                         (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation, and the


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



         disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                       (IV) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them
         (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (iii) Adjustment of Floating Conversion Price upon Issuance of Convertible Securities. If, during the period beginning on the Issuance Date and ending on and including the date which is 180 days after the date that the Registration Statement is declared effective by the SEC, the Corporation in any manner issues or sells Convertible Securities that are convertible into Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "Variable Price") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Corporation shall provide written notice thereof via facsimile and overnight courier to each holder of the Series A Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities. If the holders of Series A Preferred Shares representing at least two-thirds (2/3) of the Series A Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "Variable Price Election Notice") to the Corporation within five (5) business days of receiving a Variable Notice that such holders desire to replace the Floating Conversion Price then in effect with the Variable Price described in such Variable Notice, the Corporation shall prepare and deliver to each holder of the Series A Preferred Shares via facsimile and overnight courier a copy of an amendment to this Article V (the "Variable Price Amendment") that substitutes the Variable Price for the Floating Conversion Price (together with such modifications to this Article V as may be required to give full effect to the substitution of the Variable Price for the Floating Conversion Price) within five (5) business days after receipt of the requisite number of Variable Price Election Notices set forth above. The Corporation shall file such Variable Price Amendment with the Secretary of State of the State of


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



         Florida within five (5) business days after delivery of the Variable Price Amendment to the holders of the Series A Preferred Shares; provided that in the event that the Corporation receives a notice prior to the filing of the Variable Price Amendment from any holder who has delivered a Variable Price Election Notice in connection with such Variable Price Amendment that such holder objects to the form of the Variable Price Amendment, the Corporation shall not file such Variable Price Amendment until such time as the Variable Price Amendment has been revised to the reasonable satisfaction of such holder and approved in writing by the holders of the Series A Preferred Shares representing at least two-thirds (2/3) of the Series A Preferred Shares then outstanding. Except as provided in the preceding proviso, a holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Article V pursuant to Section 14 below.

               (iv) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger (where the Corporation is not the surviving entity), sale of all or substantially all of the Corporation's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) to insure that each of the holders of the Series A Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Corporation will make appropriate provision (in form and substance satisfactory to the holders of a majority of the
          Series A Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this
          Section 2(d) and Section 2(e) below will thereafter be applicable to the Series A Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Series A Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (v) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Series A Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

               (vi) Notices.

                    (A) Immediately upon any adjustment of the Conversion Price, the Corporation will give written notice thereof to each holder of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                    (B) The Corporation  will give written notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                    (C) The  Corporation  will also give written  notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

     (e) Purchase Rights. In addition to any adjustments of the Conversion Price pursuant to Section 2(d) above, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Series A Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (f) Mechanics of Conversion. Subject to the Corporation's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 6 below:

          (i) Holder's Delivery Requirements. To convert Series A Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form set forth in
     Section 16 (the "Conversion Notice"), to the Corporation or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the Corporation or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series A Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

               (ii) Corporation's Response. Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Corporation or the Transfer Agent (as applicable) shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. local time of the Corporation or Transfer Agent, as applicable), (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Corporation. If the number of Series A Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Series A Preferred Shares being converted, then the Corporation or Transfer Agent, as the case may be, shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Series A Preferred Shares not converted.

               (iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Corporation are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the

         Corporation shall within one (1) business day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the holder of the results no later than forty-eight
         (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

               (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (v) Corporation's Failure to Timely Convert. If within five (5) business days of the Corporation's or the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and the originally executed Conversion Notice the Corporation shall fail to issue a certificate to a holder or credit the holder's balance account with The Depository Trust Corporation for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Series A Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Series A Preferred Shares to which such holder is entitled pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Corporation shall pay additional damages to such holder on each date after such fifth
          (5th) business day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and, in the event the Corporation has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section
          2(f)(ii), the number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares represented by such Preferred Stock Certificate, as of the last possible date which the Corporation could have issued such Preferred Stock Certificate to such holder without violating Section 2(f) (ii) and (B) the Closing Bid Price of the Common Stock on the last possible date which the Corporation could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 2(f)(ii).

                           (g) Mandatory Conversion. If any Series A Preferred Shares remain outstanding on the Mandatory Conversion Date (as defined below), then all such Series A Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Series A Preferred Shares had given the Conversion Notice on the Mandatory Conversion Date. All holders of Series A Preferred Shares shall thereupon surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent and on the Mandatory Conversion Date all Series

         A Preferred Shares. "Mandatory Conversion Date" means the date which is five years after the applicable Issuance Date.

                           (h) Fractional Shares. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Series A Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                           (i) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares.

                  (3)      Redemption at Option of Holders.

                           (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series A Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), each holder of Series A Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Series A Preferred Shares at a price per Series A Preferred Share equal to the greater of (i) Liquidation Value (as defined in Section 10 below) and
         (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made
         (X) after 12:00 p.m., Central Time, time on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed ("Major Transaction Redemption Price").

                           (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series A Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Series A Preferred Shares shall have the right, at such holder's option, to require the Corporation to redeem all or a portion of such holder's Series A Preferred Shares at a price per Series A Preferred Share equal to the greater of (i) $12,000 and (ii) the product of (A) the Conversion Rate at such time and (B) the Closing Bid Price calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("Triggering Event Redemption Price" and, collectively with "Major Transaction Redemption Price," the "Redemption Price").

                           (c) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                                    (i)     the consolidation, merger or other
          business combination of the Corporation with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation).
                                    (ii)    the sale or transfer of all or
          substantially all of the Corporation's assets other than a sale or transfer to a wholly-owned subsidiary of the Corporation; or

                                    (iii) a purchase,  tender or exchange  offer
          made to and accepted by the holders of more than 30% of the outstanding shares of Common Stock which requires or receives the consent of the Corporation's Board of Directors.

                           (d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                                    (i)     the failure of the Registration
          Statement to be declared effective by the SEC on or prior to the date that is 150 days after the Initial Issuance Date;

                                    (ii)  while the  Registration  Statement  is
          required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series A Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement (other than unavailability to such holder during the time period during which a holder of the Preferred Shares has agreed not to sell shares of Common Stock pursuant to a "lock-up" agreement with the underwriters of a public offering of the Common Stock as provided in Section 4(l) of the Securities Purchase Agreement), and such lapse or unavailability continues for a period of ten consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series A Preferred Shares;

                                    (iii) the failure of the Common  Stock to be
          listed on the Nasdaq National Market, The Nasdaq SmallCap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of seven consecutive days (provided that such failure shall not constitute a Triggering Event if the Corporation delists the Common Stock at the election of the holders of Series A Preferred Shares pursuant to Section 3(g) below); or

               (iv) the Corporation's notice to any holder of Series A Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Series A Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 6(a) below.

                           (e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series A Preferred Shares. At any time after receipt of a Notice of Major Transaction, the holders of at least, and not less than, two-thirds (2/3) of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the holder's Series A Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Corporation, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Series A Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a) above.

                           (f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) business day after the occurrence of a Triggering Event, the Corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series A Preferred Shares. At any time after receipt of a Notice of Triggering Event, the holders of at least, and not less than, two-thirds (2/3) of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the Series A Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Series A Preferred Shares that such holders are voting in favor of redemption and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b) above.

                           (g)   Payment   of   Redemption   Price.   Upon   the
         Corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, the Corporation shall immediately notify each holder by facsimile of the Corporation's receipt of such requisite notices necessary to affect a redemption and each holder of Series A Preferred Shares shall thereafter promptly send such holder's Preferred Stock Certificates to be redeemed to the Corporation or its Transfer Agent. The Corporation shall deliver the applicable Redemption Price to such holder within ten days after the Corporation's receipt of the requisite notices required to affect a redemption; provided, however, that a holder's Preferred Stock Certificates shall have been so delivered to the Corporation or its Transfer Agent; provided further that if the Corporation is unable to redeem all of the Series A Preferred Shares, the Corporation shall redeem an amount from each holder of Series A Preferred Shares equal to such holder's pro-rata amount (based on the number of Series A Preferred Shares held by such holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being redeemed. If the Corporation shall fail to redeem all of the Series A Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the applicable Redemption Price), in addition to any remedy such holder of Series A Preferred Shares may have under this Article V and the Securities Purchase Agreement, the Redemption Price payable in respect of such unredeemed Series A Preferred Shares shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Corporation pays any unpaid applicable Redemption Price in full to each holder, holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding, including shares of Series A Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price has not been paid, shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to each holder all of the Series A Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Optional Redemption
         Notice").   Upon  the  Corporation's  receipt  of  such  Void  Optional
         Redemption Notice(s) and prior to payment of the full applicable Redemption Price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Series A Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Corporation shall immediately return any Series A Preferred Shares submitted to the Corporation by each holder for redemption under this Section 3(i) and for which the applicable Redemption Price has not been paid, (iii) the Fixed Conversion Price of such returned Series A Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation and
         (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect, and (iv) the Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (A) .25 and (B) the number of days in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Corporation. Notwithstanding the foregoing, in no event shall the Conversion Percentage be reduced pursuant to this Section 3(g) and Section 2(c)(A) by a number of percentage points which in the aggregate exceeds 15. In addition, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term

         "Conversion Rate". Payments provided for in this Section 3 shall have priority to payments to other shareholders in connection with a Major Transaction.

                  (4) Corporation's Right to Redeem at Its Election. (a) Notwithstanding Section 2(g) or anything herein to the contrary but subject to Sections 4(e) and 4(f) below, the Corporation (i) at any time on or after the date which is two years after the date that the Registration Statement is declared effective by the SEC, the Corporation shall have the right, in its sole discretion, to redeem from time to time, any or all of the Series A Preferred Shares at the applicable Redemption Price at the Corporation's Election set forth in
         Section 4(b) below, (ii) at any time during the period beginning on the date as of which the holders of the Series A Preferred Shares representing at least one-third (1/3) of the Series A Preferred Shares then outstanding have refused to consent to the Corporation's written request to be permitted to issue equity securities during the LockUp Period (as defined in the Securities Purchase Agreement) and ending on the date that is 180 days after the Issuance Date, the Corporation shall have the right, in its sole discretion to redeem all, but not less than all, of the Series A Preferred Shares then outstanding held by the holders which have refused to consent to such issuance of equity securities at the applicable Redemption Price at the Corporation's Election set forth in Section 4(b) below and (iii) at any time during the period beginning on the date as of which a particular holder of Series A Preferred Shares has refused to agree not to sell shares of Common Stock pursuant to a "lock-up" agreement with the underwriters of a public offering of the Common Stock as provided in Section 4(l) of the Securities Purchase Agreement and ending on the date that is 365 days after the Issuance Date, the Corporation shall have the right, in its sole discretion to redeem all, but not less than all, of the Series A Preferred Shares then outstanding held by such holder which has refused to sign a "lock-up" agreement at the applicable Redemption Price at the Corporation's Election set forth in Section 4(b) below (such rights to redeem being collectively referred to herein as "Redemption at the Corporation's Election"). If the Corporation elects to redeem some, but not all, of the Series A Preferred Shares, the Corporation shall redeem an amount from each holder of Series A Preferred Shares equal to such holder's pro-rata amount (based on the number of Series A Preferred Shares held by such holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being redeemed.

                           (b) Redemption Price at the Corporation's Election. The "Redemption Price at the Corporation's Election" shall be an amount per Series A Preferred Share equal to:

                           (i) in the case of a Redemption at the  Corporation's
                  Election referred to in clause (i) of Section 4(a), the product of (A) 1.15 multiplied by (B) the sum of (I) (.07)(P/365)(10,000) plus (II) 10,000;

                           (ii) in the case of a Redemption at the Corporation's
                  Election referred to in clause (ii) of Section 4(a), the greater of (A) the product of (I) 1.20 multiplied by (II) the sum of (y) (.07)(P/365)(10,000) plus (z) 10,000, and (B) the product of (I) the Conversion Rate on the Date of Redemption at the Corporation's

                  Election (as defined in Section  4(c))  multiplied by (II) the
                  Closing   Bid  Price  on  the  Date  of   Redemption   at  the
                  Corporation's Election; and

                           (iii) in the case of a Redemption at the Corporation's Election referred to in clause (iii) of Section 4(a), the greater of (A) the product of (I) 1.20, if the Date of Redemption at the Corporation's Election is prior to the date which is 180 days after the Issuance Date, or 1.35 if the Date of Redemption at the Corporation's Election is after the date which is 180 days after the Issuance Date, multiplied by
                  (II) the sum of (y) (.07)(P/365)(10,000)  plus (z) 10,000, and
                  (B) the product of (I) the Conversion Rate on the Date of Redemption at the Corporation's Election (as defined in Section 4(c)) multiplied by (II) the Closing Bid Price on the Date of Redemption at the Corporation's Election.

         For purposes of this Section 4(b), "P" shall mean the number of days from, but excluding, the Issuance Date through and including the Date of Redemption at the Corporation's Election.

                           (c) Mechanics of Redemption at the Corporation's Election. The Corporation shall effect each such redemption no sooner than 30 trading days nor later than 40 trading days after delivering written notice of its Redemption at the Corporation's Election via facsimile and overnight courier ("Notice of Redemption at the Corporation's Election") to (i) each holder of the Series A Preferred Shares and (ii) the Transfer Agent. Such Notice of Redemption at the Corporation's Election shall indicate (A) the number of shares of Series A Preferred Shares that have been selected for redemption, (B) the date that such redemption is to become effective (the "Date of Redemption at the Corporation's Election") and (C) the applicable Redemption Price at the Corporation's Election; provided, however, that the Date of Redemption at the Corporation's Election must be within the period during which the Corporation has the right to a Redemption at the Corporation's Election. Notwithstanding the above, any holder may convert into Common Stock pursuant to Section (2)(a) above, on or prior to the date immediately preceding the Date of Redemption at the Corporation's Election, any Series A Preferred Shares that such holder is otherwise entitled to convert, including Series A Preferred Shares that have been selected for Redemption at the Corporation's Election pursuant to this Section 4.

                           (d) Payment of Redemption Price. Each holder submitting Series A Preferred Shares being redeemed under this Section 4 shall send such holder's Preferred Stock Certificates so redeemed to the Corporation or its Transfer Agent within five (5) business days after the Date of Redemption at the Corporation's Election, and the Corporation shall pay the applicable Redemption Price at the Corporation's Election to that holder in cash within three business days after such holder's Preferred Stock Certificates are so delivered to the Corporation or its Transfer Agent. If the Corporation shall fail to pay the applicable Redemption Price at the Corporation's Election to such holder on a timely basis as described in this Section 4(d), in addition to any remedy such holder of Series A Preferred Shares may have under this Article V and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full. Notwithstanding the foregoing, if the Corporation fails to pay the applicable Redemption Price at the Corporation's Election to a holder within the time period described in this Section 4 due to a dispute as to the arithmetic calculation of the Redemption Price at the Corporation's Election, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price at the Corporation's Election" being substituted for the term "Conversion Rate."

                           (e) Corporation Must Have Immediately Available Funds or Credit Facilities. The Corporation shall not be entitled to send any Notice of Redemption at the Corporation's Election pursuant to Section 4(c) above and begin the redemption procedure under this Section 4, unless it has:

                                    (i)     the full amount of the Redemption
         Price at the Corporation's Election in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                                    (ii)  credit  facilities,  with  a  bank  or
         similar financial institutions that are immediately available and unrestricted for use in redeeming the Series A Preferred Shares, in the full amount of the Redemption Price at the Corporation's Election;

                                   (iii) a  written  agreement  with a standby
          underwriter or qualified buyer ready, willing and able to purchase from the Corporation a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to a Redemption at the Corporation's Election; or

                                    (iv) a combination of the items set forth in
          the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price at the Corporation's Election.

                           (f) Certain Conditions During Notice Period. The Corporation shall not be entitled to redeem the Series A Preferred Shares on a Date of Redemption at the Election of the Corporation, unless each of the following conditions are satisfied as of the date of the Notice of Redemption at the Corporation's Election and on each day from such date until and including the later of the Date of Redemption at the Corporation's Election and the date on which the Corporation pays the applicable Redemption Price:

                                    (i)     If shareholder approval of the
         issuance of the Securities (as defined in the Securities Purchase Agreement) would be required (absent Section 13 of this Article V) by the rules and regulations of The Nasdaq Stock Market, Inc. in order for the Corporation to issue all of the Securities, then the Corporation's shareholders shall have approved the issuance of the Securities on or prior to the Date of Redemption at the Corporation's Election;

                                    (ii)  The  Registration  Statement  shall be
         effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Series A Preferred Shares, including the Conversion Shares to be issued pursuant to this Conversion at the Corporation's Election, (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants and (C) the number of Conversion Shares and Warrant Shares that are then held by the holders of the Series A Preferred Shares;

                         (iii) The Common Stock is  designated  for quotation on
                    The Nasdaq SmallCap Market, the Nasdaq National Market or a national securities exchange and is not suspended from trading;

                         (iv) The  Corporation  shall have delivered  Conversion
                    Shares upon conversion of the Series A Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(f)(ii) of this
                    Article V and Sections 2(a) and 2(b) of the Warrants, respectively; and

                         (v) the Corporation otherwise has satisfied its obligations and is not in default under this Article V, the Securities Purchase Agreement and the Registration Rights Agreement.

                  (5) Corporation's Right to Redeem in Lieu of Conversion. (a) Notwithstanding Section 2 or anything herein to the contrary but subject to Section 5(e) below, at any time after the Issuance Date, the Corporation may elect to redeem Series A Preferred Shares submitted for conversion in lieu of converting such Series A Preferred Shares, provided that the Conversion Rate for such Series A Preferred Shares on the date submitted for conversion is less than $2.25 per share (a "Corporation Redemption in Lieu of Conversion"). If the Corporation elects to redeem some, but not all, of the Series A Preferred Shares submitted for conversion, the Corporation shall redeem an amount from each holder of Series A Preferred Shares submitted for conversion on the applicable date a number of Series A Preferred Shares equal to such holder's pro-rata amount (based on the number of Series A Preferred Shares held by such holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares submitted for conversion which the Corporation elects to redeem.

                           (b) Redemption Price of Corporation Redemption in Lieu of Conversion. The "Redemption Price of Corporation Redemption in Lieu of Conversion" shall be an amount per Series A Preferred Share equal to the product of (i) the Conversion Rate of the Series A
         Preferred Shares on the date such Series A Preferred Shares are submitted for conversion and (ii) the last reported sale price of the Common Stock (as reported by Bloomberg) on the date the applicable Series A Preferred Shares are submitted for conversion.

                           (c) Mechanics of Corporation Redemption in Lieu of Conversion. The Corporation shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("Notice of Corporation Redemption in Lieu of Conversion") to (i) each holder of the Series A Preferred Shares and (ii) the Transfer Agent. Such Notice of Corporation Redemption in Lieu of Conversion at the Corporation's Election shall indicate (A) the maximum, if any, aggregate Redemption Price of Corporation Redemption in Lieu of Conversion which the Corporation is willing to expend for Corporation Redemption in Lieu of Conversion, (B) confirm the time period during which the Corporation may effect Corporation Redemption in Lieu of conversion, which period shall begin on and include the date which is five business days after the date of receipt by all of the holders' of the Notice of Redemption in Lieu of Conversion and shall end on and include the date which is 30 calendar days after the fifth business day following the date of receipt by all of the holders of the Notice of Redemption in Lieu of Conversion (the "Redemption in Lieu of Conversion Period"). The Corporation may terminate a Redemption in Lieu of Conversion Period at any time with respect to Series A Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Series A Preferred Shares by facsimile and overnight courier. Any Series A Preferred Shares submitted for conversion after the termination of the Redemption in Lieu of Conversion Period or the redemption price of which is in excess of the maximum aggregate Redemption Price of Corporation Redemption in Lieu of Conversion shall be converted in accordance with Section 2.

                           (d)  Payment of  Redemption  Price.  The  Corporation
         shall pay the applicable Redemption Price of Corporation Redemption in Lieu of Conversion to the holder of the Series A Preferred Shares being redeemed in cash within a number of days after the termination or expiration of the Redemption in Lieu of Conversion Period equal to (i) five days if the number of Series A Preferred Shares presented for conversion and subject to redemption is less than or equal to 100
         Series A Preferred Shares, (ii) 10 days if the number of Series A Preferred Shares presented for conversion and subject to redemption is greater than 100 but less than or equal to 200 Series A Preferred
         Shares, (iii) 15 days if the number of Series A Preferred Shares presented for conversion and subject to redemption is greater than 200 but less than or equal to 300 Series A Preferred Shares, and (iv) 25 days if the number of Series A Preferred Shares presented for conversion and subject to redemption is greater than 300. If the Corporation shall fail to pay the applicable Redemption Price of Corporation Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 5(d), in addition to any remedy such holder of Series A Preferred Shares may have under this Article V and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month until paid in full. Until the Corporation pays such unpaid applicable Redemption Price of Corporation Redemption in Lieu of Conversion full to each holder, each holder of Series A Preferred Shares submitted for redemption pursuant to this
         Section 5 and for which the applicable Redemption Price of Corporation Redemption in Lieu of Conversion has not been paid, shall have the option (the "Void Corporation Redemption Option") to, in lieu of redemption, require the Corporation to promptly return to each holder all of the Series A Preferred Shares that were submitted for redemption by such holder under this Section 5 and for which the applicable Redemption Price of Corporation Redemption in Lieu of Conversion has not been paid, by sending written notice thereof to the Corporation via facsimile (the "Void Corporation Redemption Notice"). Upon the Corporation's receipt of such Void Corporation Redemption Notice(s) and prior to payment of the full applicable redemption price to each holder, (i) the Corporation's Redemption in Lieu of Conversion shall be null and void with respect to those Series A Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid, (ii) the Corporation shall immediately return any Series A Preferred Shares submitted to the Corporation by each holder for redemption under this Section 5 and for which the applicable Redemption Price of Corporation Redemption in Lieu of Conversion has not been paid and (iii) the Fixed Conversion Price of such returned Series A Preferred Shares shall be adjusted to the lesser of (A) the Conversion Rate applicable to such conversion on the date on which such Series A Preferred Shares were originally presented for conversion and (B) the Conversion Rate which would have been effect if such Series A Preferred Shares were presented for conversion on the business day immediately following the last day on which the Corporation could have effected a timely Corporation Redemption in Lieu of Conversion. Notwithstanding the foregoing, if the Corporation fails to pay the applicable Redemption Price of Corporation Redemption in Lieu of Conversion to a holder within the time period described in this Section 5(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Corporation Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price of Corporation Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Corporation fails to timely effect a Corporation Redemption in Lieu of Conversion in accordance with this Section 5, the Corporation shall not be allowed to submit another Notice of Corporation Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (2/3) of the Series A Preferred Shares then outstanding.

                           (e) Corporation Must Have Immediately Available Funds or Credit Facilities. The Corporation shall not be entitled to send any Notice of Corporation Redemption in Lieu of Conversion pursuant to
         Section  5(b)  above and  begin the  redemption  procedure  under  this
         Section 5, unless it has:

                                   (i)  the full amount of the Redemption Price
         of Corporation Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                                    (ii)  credit  facilities,  with  a  bank  or
         similar financial institutions that are immediately available and unrestricted for use in redeeming the Series A Preferred Shares, in the full amount of the Redemption Price of Corporation Redemption in Lieu of Conversion;

                                    (iii) a  written  agreement  with a  standby
         underwriter or qualified buyer ready, willing and able to purchase from the Corporation a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to a Corporation Redemption in Lieu of Conversion; or

                                    (iv) a combination of the items set forth in
         the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price of Corporation Redemption in Lieu of Conversion.

                  (6)      Inability to Fully Convert.

                           (a) Holder's Option if Corporation Cannot Fully Convert. If, upon the Corporation's receipt of a Conversion Notice, the Corporation can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Corporation (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its Securities, including without limitation the Exchange Cap, from issuing all of the Common Stock which is to be issued to a holder of Series A Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Corporation shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) above and, with respect to the unconverted Series A Preferred Shares, the holder, solely at such holder's option, can elect to:

                                    (i)  require the Corporation to redeem from
         such holder those Series A Preferred Shares for which the Corporation is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per Series A Preferred Share (the "Mandatory Redemption Price") equal to the Redemption Price as of such Conversion Date;

                                    (ii) if the Corporation's inability to fully
         convert Series A Preferred Shares is pursuant to Section 6(a)(z) above, require the Corporation to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f)above;

                                    (iii) void its Conversion  Notice and retain
         or have returned, as the case may be, the nonconverted Series A Preferred Shares that were to be converted pursuant to such holder's Conversion Notice; or

                                    (iv) if the Corporation's inability to fully
         convert Series A Preferred Shares is pursuant to the Exchange Cap described in Section 6(a)(y) above, require the Corporation to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section
         2(f) above at a Conversion Price equal to the Market Price of the Common Stock for the seven consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below).

                           (b) Mechanics of Fulfilling Holder's Election. The Corporation shall immediately send via facsimile to a holder of Series A Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in
         Section 6(a) above, a notice of the Corporation's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
         (i) the reason why the Corporation is
         unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series A Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder must within five
         (5) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Corporation ("Notice in Response to Inability to Convert") of its election pursuant to Section 6(a) above.

                           (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 6(a)(i) above, the Corporation shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Corporation's receipt of the holder's Notice in Response to Inability to Convert. If the Corporation shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 6(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series A Preferred Shares may have under this Article V and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Series A Preferred Shares for which the full Mandatory Redemption Price has not been paid and receive back such Series A Preferred Shares. Notwithstanding the foregoing, if the Corporation fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate".

                           (d) Pro-rata Conversion and Redemption. In the event the Corporation receives a Conversion Notice from more than one holder of Series A Preferred Shares on the same day and the Corporation can convert and redeem some, but not all, of the Series A Preferred Shares pursuant to this Section 6, the Corporation shall convert and redeem from each holder of Series A Preferred Shares electing to have Series A Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Series A Preferred Shares held by such holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being converted and redeemed at such time.

                  (7) Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Article V of less than all of the Series A Preferred Shares represented by a particular Preferred Stock
         Certificate, the Corporation shall promptly cause to be issued and delivered to the holder of such Series A Preferred Shares a preferred stock certificate representing the remaining Series A Preferred Shares which have not been so converted or redeemed.

                  (8) Reservation of Shares. The Corporation shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series

         A Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the Series A Preferred Shares are at any time convertible; provided further that such shares of Common Stock so reserved shall be allocated for issuance upon conversion of Series A Preferred Shares pro rata among the holders of Series A Preferred Shares based on the number of Series A Preferred Shares held by such holder relative to the total number of authorized Series A Preferred Shares.

                  (9) Voting Rights. Holders of Series A Preferred Shares shall have no voting rights, except as required by law, including but not limited to the Business Corporation Act of the State of Florida, and as expressly provided in this Article V.

                  (10) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its shareholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Corporation of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Corporation, an amount per Series A Preferred Share equal to the sum of (i) $10,000 and (ii) an amount equal to the product of (.07) (N/365) ($10,000) (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Series A Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series A Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective powers, preference and rights as set forth in this Article V, as a percentage of the full amount of Preferred Funds payable to all holders of Series A Preferred Shares and Pari Passu Shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the
         Corporation. Neither the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein.

               (11) Preferred Rank. All shares of Common Stock shall be of junior rank to all Series A Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The
                                                      -25-
         rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series A Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred
         Shares, the Corporation shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series A Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Corporation. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Corporation shall not hereafter authorize or make any amendment to the Corporation's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Corporation with the Florida Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Corporation with or into another corporation, the Series A Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                  (12) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Series A Preferred Shares have been converted or redeemed as provided herein, the Corporation shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares.

                  (13) Limitation on Number of Conversion Shares. The Corporation shall not be obligated to issue, in the aggregate, more than 1,854,740 shares of Common Stock (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock) (the "Exchange Cap") upon conversion of the Series A Preferred Shares, if issuance of a larger number of shares of Common Stock would constitute a breach of the Corporation's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. or any other principal securities exchange or market upon which the Common Stock is or becomes traded. The Exchange Cap shall be allocated among the Series A Preferred Shares pro rata based on the total number of authorized Series A Preferred Shares.

                  (14) Vote to Change the Terms of Series A Preferred Shares; Required Approvals of Holders of Series A Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, shall be required for any change to this Article or the Corporation's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares. For purposes of determining whether any requisite approval of the holders of the Series A Preferred Shares has been obtained as required by this Article V, Series A Preferred Shares which are held by affiliates of the Corporation shall be excluded.

                  (15) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series A Preferred Shares, and, in the case of loss, theft or destruction, of any reasonably appropriate indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Shares into Common Stock.

                  (16)  Form  of  Conversion  Notice.   Each  Conversion  Notice
         required to be delivered by a holder of Preferred Shares shall be in the following form:


                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                                CONVERSION NOTICE

Reference is made to the Second Articles of Amendment of Articles of Incorporation of Smart Choice Automotive Group, Inc., a Florida corporation (the "Corporation"), setting forth the designations, preferences and rights of the Corporation's Series A Redeemable Convertible Preferred Stock (the "Articles of Amendment"). In accordance with and pursuant to the Articles of Amendment, the undersigned hereby elects to convert the number of shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), of the Corporation, indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, by tendering the stock certificate(s) representing the share(s) of Series A Preferred Shares specified below as of the date specified below.

         Date of Conversion:

         Number of Series A Preferred Shares to be converted:

         Stock certificate no(s). of Series A Preferred Shares to be converted:

Please confirm the following information:

         Conversion Price:

         Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

         Issue to:




         Facsimile Number:

         Authorization:
                                            By:
                                            Title:

         Dated:

         Account Number:
           (if electronic book entry transfer):

         Transaction Code Number (if electronic book entry transfer):


                                             -------------------------


SECOND:

         Pursuant to Section 607.0602 of the Florida Business Act, the Board of Directors adopted this Amendment to Article V of the Articles of Incorporation on September 29, 1997 without shareholder action.

         The above Amendment to Article V of the Articles of Incorporation is hereby approved by the undersigned this 30th day of September, 1997.


                                  SMART CHOICE AUTOMOTIVE GROUP, INC.


                                  By:  /s/ Gary R. Smith
                                  Name:  Gary R. Smith
                                  Its:   President and a Director